Name of Subscriber: ____________________________ Amount of Subscription: $_______________________

PERSIMMON GROWTH PARTNERS FUND, L.P.

SUBSCRIPTION DOCUMENTS

PART I:  SUBSCRIPTION INSTRUCTIONS

Subscribers should complete the following steps prior to the intended date of subscription:

(1)
Complete the attached Subscription Agreement and send the completed original Subscription Agreement to the address of JD Clark & Company (the “Administrator”) below, with a copy by telecopier to Persimmon GP, LLC (the “General Partner”) at (484) 572-0503, to arrive as soon as possible and in any event at least five (5) Business Days prior to the anticipated date of admission, so that the General Partner may determine whether the prospective subscriber is eligible to subscribe for limited partnership interests (the “Interests”).  Please retain a copy for your records.

Please send the Subscription Agreement, applicable exhibits, applicable tax forms and direct all questions to the Administrator:

                                                      Persimmon Growth Partners Fund, L.P.
                                                      c/o JD Clark & Company
                                                      2225 Washington Boulevard
                                                      Suite 300
                                                      Ogden, Utah 84401

                                                      Facsimile:  (801) 737-8080
                                                      Telephone:  (801) 737-4000

(2)
If the prospective subscriber is not a qualified subscriber or if the prospective subscriber does not wish to subscribe for an Interest, please return all of the enclosed documents to the above address.  The enclosed documents may not be reproduced, duplicated or delivered to any other person.

(3)
Purchase transactions will generally be allowed as of the first Business Day of each month on which the New York Stock Exchange is open for unrestricted trading (each a “Monthly Transaction Date”).  Subscription materials for initial investments must be received in proper form by the Administrator at least five (5) Business Days prior to the relevant Monthly Transaction Date and subsequent investment requests must be received in proper form by the Administrator at least four (4) Business Days prior to the relevant Monthly Transaction Date.  Payment must be delivered in advance of the Monthly Transaction Date, either by check (ten (10) Business Days in advance) or wire (four (4) Business Days in advance) according to instructions provided by the General Partner.

The term “Business Day” refers to any day, excluding Saturdays or Sundays, when the New York Stock Exchange is open for unrestricted trading.

Special Notice to Florida Subscribers Only.  Interests have not been registered under the Florida securities act.  If sales are made to five (5) or more investors in Florida, any Florida investor may, at his or her option, void any purchase hereunder within a period of three (3) days after he or she (a) first tenders or pays to the Fund, an agent of the Fund or an escrow agent the consideration required hereunder or (b) delivers his or her executed Agreement, whichever occurs later.  To accomplish this, it is sufficient for a Florida investor to send a letter or telegram to the Fund within such three-day (3) period, stating that he or she is voiding and rescinding the purchase.  If any investor sends a letter, it is prudent to do so by certified mail, return receipt requested, to insure that the letter is received and to evidence the time of mailing.

Special Notice to Georgia Investors Only.  The Interests have been issued or sold in reliance on paragraph (13) of code section 10-5-9 of the “Georgia securities act of 1973,” and may not be sold or transferred except in a transaction that is exempt under such act or pursuant to an effective registration under such act.

* * * * *

Please send the intended subscription amount to the Administrator, by check or using the below wire instructions.  CHECKS SHOULD NOT BE POST-DATED AS THEY WILL BE DEPOSITED IMMEDIATELY TO ENSURE SUFFICIENT TIME FOR THEIR CLEARANCE PRIOR TO THE DATE OF ADMISSION.

Payment by Wire

(If wiring funds, please give this page to your bank and refer your bank to Exhibit A hereto)

You should wire transfer only U.S. dollars via Fedwire to:

_____________________________________
_____________________________________
_____________________________________
ABA #: _______________________________
Credit to:  Persimmon Growth Partners Fund, L.P.
Account #: ____________________________
Reference: Investor’s Name

PART II.  NEW ISSUE QUESTIONNAIRE

A.           New Issue Questionnaire

To permit the Fund to invest in initial public offerings in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5130, as the same may be amended, supplemented or replaced from time to time (the “FINRA Rule”) please provide the information requested below.

(1)           Individuals.  State the occupation of the Subscriber(s).  If the Subscriber is not employed, write “not employed.”  If the Subscriber’s employment is related in any way to the financial services industry, please include a brief description of the Subscriber’s duties.  Attach additional pages if necessary.
___________________________________________________
___________________________________________________
___________________________________________________
___________________________________________________

List all businesses other than publicly traded companies that are listed on a national securities exchange, in which the investor is an officer, director, employee and/or shareholder.  Attach additional pages if necessary.
___________________________________________________
___________________________________________________
___________________________________________________
___________________________________________________

(2)           Restricted Person Categories.  Are you (or, if the Subscriber is an entity, any person with a beneficial interest1 in the Subscriber) described in any of the following clauses (a) through (l)?   Please initial as appropriate.

Yes  ____      No _____   (Initial one)

_________ (Initial)	(a) A member of the FINRA or otherwise a domestic or foreign broker/dealer.
_________ (Initial)	(b) An officer, director, general partner, associated person or employee of a FINRA member or any other broker/dealer (other than a limited business broker/dealer2).

_____________________________
1 "Beneficial interest" means any economic interest, such as the right to share in gains or losses. The receipt of a management or performance based fee for operating a collective investment account, or other fees for acting in a fiduciary capacity, shall not be considered a beneficial interest in the account.

2 "Limited business broker-dealer" means any broker-dealer whose authorization to engage in the securities business is limited solely to the purchase and sale of investment company/variable contracts securities and direct participation program securities.

_________ (Initial)	(c) An agent of a FINRA member or any other broker/dealer (other than a limited business broker/dealer) that is engaged in the investment banking or securities business.
_________ (Initial)
(d)   An immediate family member[3] of a person specified in subparagraph (b) or (c) if the person specified in subparagraph (b) or (c):
materially supports, or receives material support[4] from, the immediate family member OR is employed by or associated with the member, or an affiliate of the member, selling the new issue to the immediate family member OR has an ability to control the allocation of the new issue.

_________ (Initial)	(e) A finder or any person acting in a fiduciary capacity to the managing underwriter of New Issues, including, but not limited to, an attorney, an accountant or a financial consultant.

(f)   An immediate family member of a person specified in subparagraph (e) if the person specified in subparagraph (e) materially supports, or receives material support from, the immediate family member.

_________ (Initial)	(g) A person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment adviser or collective investment account.[5]
(h) An immediate family member of a person specified in subparagraph (g) that materially supports, or receives material support from, such person.

_________ (Initial)
(i)   A person listed, or required to be listed, in Schedule A or B of a Form BD (other than with respect to a limited business broker/dealer), except a person identified on Schedule A by an ownership code of less than 10% or a person whose listing on Schedule B relates to an ownership interest in a person listed on Schedule A identified by an ownership code of less than 10%.

_____________________________
3 "Immediate family member" means a person's parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, and any other individual to whom the person provides material support.

4 "Material support" means directly or indirectly providing more than 25% of a person's income in the prior calendar year. Members of the immediate family living in the same household are deemed to be providing each other with material support.

5 "Collective investment account" means any hedge fund, investment partnership, investment corporation or any other collective investment vehicle that is engaged primarily in the purchase and/or sale of securities. A "collective investment account" does not include a "family investment vehicle" or an "investment club."  "Family investment vehicle" means a legal entity that is beneficially owned solely by immediate family members.  "Investment club" means a group of friends, neighbors, business associates or others that pool their money to invest in stock or other securities and are collectively responsible for making investment decisions.

_________ (Initial)	(j) A person listed, or required to be listed, in Schedule C of a Form BD that meets the criteria of the preceding clause (1)(f).
_________ (Initial)
(k)   A person that directly or indirectly owns (i) 10% or more of a public reporting company listed, or required to be listed, in Schedule A of a Form BD or (ii) 25% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD (in each case other than a reporting company that is listed on a national securities exchange or other than with respect to a limited business broker/dealer).

_________ (Initial)
(l)   An immediate family member of a person specified in subparagraphs (i) through (k) unless the person owning the broker-dealer:

does not materially support, or receive material support from, the immediate family member;

is not an owner of the member, or an affiliate of the member, selling the new issue to the immediate family member; AND has no ability to control the allocation of the new issue.

(3)           Entities and Investment Accounts.  Is the Subscriber an entity, such as a corporation, partnership, trust, limited liability company or other collective investment account, in which one or more restricted persons described in any of clauses (2)(a) through (l) above has a beneficial interest?

Yes  ____      No _____   (Initial one)

If yes, answer each of the following questions:

(a)	Indicate the total percentage beneficial interest in the Subscriber, directly or indirectly, of all such restricted persons: _____%.

(b)
Does the Subscriber have and will the Subscriber apply procedures to limit participation by restricted persons (i) to not more than 10% of the profits and losses the Subscriber receives from New Issues or (ii) otherwise in accordance with the New Issue Rule? Yes ____ No ____

(4)           General Exemptions From New Issue Rule.  If the Subscriber is described in one or more of the categories listed below, please check each such category:

(a)	_____ An investment company registered under the Investment Company Act of 1940;

(b)
_____ A common trust fund or similar fund as described in the Securities Exchange Act of 1934 Section 3(a)(12)(A)(iii) that (i) has investments from 1,000 or more accounts and (ii) does not limit beneficial interests in the fund principally to trust accounts of restricted persons under the New Issue Rule;

(c)
_____ An insurance company general, separate or investment account, provided that (i) the account is funded by premiums from 1,000 or more policyholders, or, if a general account, the insurance company has 1,000 or more policyholders, and (ii) the insurance company does not limit the policyholders whose premiums are used to fund the account principally to restricted persons under the New Issue Rule, or, if a general account, the insurance company does not limit its policyholders principally to restricted persons under the New Issue Rule;

(d)
_____ A publicly traded entity (other than a broker/dealer or an affiliate of a broker/dealer where such broker/dealer is authorized to engage in the public offering of New Issues either as a selling group member or underwriter) that:  (i) is listed on a national securities exchange; or (ii) is a non-U.S. issuer whose securities meet the quantitative designation criteria for listing on a national securities exchange;

(e)
_____ An investment company organized under the laws of a foreign jurisdiction, provided that (i) the investment company is listed on a foreign exchange for sale to the public or authorized for sale to the public by a foreign regulatory authority, and (ii) no person owning more than 5% of the shares of the investment company is a restricted person under the New Issue Rule;

(f)	_____ An ERISA benefits plan that is qualified under Code section 401(a), provided that such plan is not sponsored solely by a broker/dealer;

(g)	_____ A state or municipal government benefits plan that is subject to state and/or municipal regulation;

(h)	_____ A tax exempt charitable organization under Code section 501(c)(3); or

(i)	_____ A church plan under Code section 414(e).

PART III: SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made by and among Persimmon Growth Partners Fund, L.P., a Delaware limited partnership (the “Fund”), Persimmon GP, LLC, a Delaware limited liability company and the Fund’s general partner (the “General Partner”), and the subscriber (the “Subscriber”) named on the signature page to this Agreement.

WHEREAS, the offer and sale of limited partnership interests (the “Interests”) in the Fund, registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to each investor are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), but rather are being made privately by the Fund pursuant to the private placement exemption from registration provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act (“Regulation D”) promulgated thereunder by the Securities and Exchange Commission on the basis of the Confidential Private Placement Memorandum of the Fund, dated as of July 1, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Memorandum”)

WHEREAS, the Subscriber desires to acquire Interests in, and to become a limited partner of, the Fund.

WHEREAS, the General Partner has delegated certain of the management and administrative duties to Persimmon Capital Management, LP (the “Adviser”) and JD Clark & Company (the “Administrator”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in Fund’s Amended and Restated Limited Partnership Agreement, dated July 1, 2010 (as may be further amended, restated or otherwise modified from time to time, the “Partnership Agreement”), in the form that accompanies the Memorandum (together with the Partnership Agreement, the “Fund Documents”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

SUBSCRIPTION FOR INTEREST

1.1                      Subscription for Interest.  Subject to and in accordance with the respective terms and conditions of this Agreement and the Partnership Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Interest as designated and set forth below and to become a limited partner of the Fund (a “Limited Partner”), to be bound by all of the provisions hereof and of the Partnership Agreement, and to make a cash Capital Contribution to the Fund in the amount set forth on the signature page to this Agreement.

(a)           Acceptance or Rejection.  The Subscriber acknowledges that the General Partner may reject the Subscriber’s subscription, in whole or in part, for any reason and in its sole discretion.  If rejected, the Fund will promptly return the subscription funds without interest and this Agreement will be void.  The Subscriber agrees that by its execution of this Agreement and upon acceptance hereof by the General Partner, the Subscriber shall become a party to the Partnership Agreement.  The Subscriber acknowledges that the General Partner and/or the Administrator reserves the right to request such information as is necessary to verify the identity of the Subscriber.  In the event of delay or failure by the Subscriber to produce any information requested in this Agreement or required for verification purposes, the General Partner may refuse to accept the subscription.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

2.1                      Representations and Warranties.  In connection with its subscription for the Interest, and as a material inducement to the Fund to issue the Interest to the Subscriber, the Subscriber hereby makes the following representations and warranties to the Fund, the General Partner and the Adviser.  The Subscriber further represents and warrants that it will notify the General Partner in writing promptly (but in all events within 30 days) of any actual or anticipated change in any facts or circumstances, which change would make any of the representations and warranties set forth below in this Section 2.1 untrue if made as of the date of such change (after giving effect thereto).

(a)            Power and Authority.  The Subscriber is fully authorized, empowered and qualified to execute and deliver this Agreement and the Partnership Agreement (each a “Subscriber Agreement” and collectively, the “Subscriber Agreements”), to subscribe for and purchase the Interest and to perform its obligations under, and to consummate the transactions that are contemplated by, each Subscriber Agreement.  Without limiting the generality of the foregoing, the subscription for and the purchase of the Interest, and the execution and delivery of each of the Subscriber Agreements, by the Subscriber have been authorized by all necessary corporate or other action of, or on behalf of, the Subscriber, and each of the Subscriber Agreements is a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.  The signature of the person, individual or other party signing any Subscriber Agreement as, or on behalf of, the Subscriber is binding on and enforceable against the Subscriber.

(b)            Trustee, Agent, etc.  If the Subscriber is acting as trustee, agent, representative or nominee for a subscriber (a “Beneficial Owner”), the Subscriber understands and acknowledges that the representations, warranties and agreements made herein are made by the Subscriber with respect to the Subscriber and with respect to the Beneficial Owner.  The Subscriber further represents and warrants that it has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Agreement.  The Subscriber also agrees to indemnify the Fund, the General Partner and their respective officers and agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Subscriber’s misrepresentation or misstatement contained herein, or the assertion of the Subscriber’s lack of proper authorization from the Beneficial Owner to enter into this Agreement or perform the obligations hereof.

(c)            Swap.  If the Subscriber enters into a swap, structured note or other derivative instrument, the return from which is based in whole or in part on the return of the Fund (the “Swap”) with a third party (a “Third Party”), the Subscriber represents and warrants that with respect to a Third Party entering into a Swap:  (i) the Third Party is authorized under its constitutional documents (e.g., certificate of incorporation, by-laws, partnership agreement or trust agreement) and applicable law to enter into the Swap and would also be so authorized to invest directly into the Fund; (ii) the Third Party has received and reviewed a copy of the Memorandum and the Subscriber Agreements; (iii) the Third Party acknowledges that the Fund and its affiliates are not responsible for the legality, suitability or tax consequences of the Swap and that the Subscriber is not an agent of the Fund; and (iv) the Third Party is an “eligible contract participant” under Commodity Futures Trading Commission rules and an “accredited investor” under Regulation D.  Nothing herein constitutes an agreement or statement by the Fund as to the legality of a Swap or the suitability of a Swap for the Third Party.

(d)            Compliance with Laws; No Conflict.  The execution and delivery of the Subscriber Agreements by or on behalf of the Subscriber and the performance of the Subscriber’s obligations under, and the consummation of the transactions contemplated by, the Subscriber Agreements do not and will not conflict with or result in any violation of, or default under any provision of any charter, bylaws, trust agreement, partnership agreement or other governing instrument applicable to the Subscriber, or other agreement or instrument to which the Subscriber is a party, or by which the Subscriber is, or any of its assets are, bound, or any permit, franchise, judgment, decree, statute, rule, regulation or other law applicable to the Subscriber or the business or assets of the Subscriber.

(e)            Binding Effect.  The Subscriber acknowledges that this Agreement may not be assigned by the Subscriber without the prior written consent of the General Partner and may not be canceled, terminated or revoked by the Subscriber.

(f)            Residence and Principal Place of Business.  The address set forth on the signature page to this Agreement is the Subscriber’s correct residence or principal place of business (as applicable), and the Subscriber has no present intention of moving its residence or principal place of business (as applicable) to any other domestic or foreign jurisdiction.

(g)            Receipt of Documents; Access to Information.  The Subscriber has received copies of the Memorandum and the Subscriber Agreements.  The Subscriber has carefully reviewed and is familiar with the terms of the Memorandum and the Subscriber Agreements and adopts all provisions contained therein.  The Subscriber has been given the opportunity to ask questions, and has received satisfactory answers, concerning the terms and conditions of an investment in the Fund, and has been given the opportunity to obtain any additional information, and has obtained all such information requested by the Subscriber, in order to evaluate the merits and risks of an investment in the Fund and to verify the accuracy of the information contained in the Memorandum and the Subscriber Agreements.

(h)            Reliance.  The Subscriber has relied on nothing other than the Memorandum and the Subscriber Agreements (including any exhibits and appendices thereto) in deciding whether to make an investment in the Fund.

(i)            Sophistication and Economic Loss.  The Subscriber is a sophisticated investor with such knowledge and experience in business and financial matters as renders the Subscriber able to evaluate the merits and risks of an investment in the Fund and the Subscriber’s financial situation is such that the Subscriber is able to bear the economic risk and lack of liquidity of an investment in the Fund.  The Subscriber’s investment in the Interests is consistent with the investment purposes and objectives and cash flow requirements of the Subscriber and will not adversely affect the Subscriber’s overall need for diversification and liquidity.  The Subscriber has no need for liquidity in this investment, can afford a complete loss of the investment in the Interests and can afford to hold the investment in the Interests for an indefinite period of time.  The Subscriber acknowledges that it is not subscribing pursuant hereto for any Interest as a result of or subsequent to (1) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media or broadcast over television or radio, or (2) any seminar or meeting whose attendees, including the Subscriber, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

(j)            Investment Risks.  The Subscriber understands that the purchase of the Interest involves certain risks, including those set forth under the captions “Investment Objective, Investment Approach, and Investment Restrictions” “Certain Risk Factors,” and “Potential Conflicts of Interest” in the Memorandum.

(k)            Investment Intent.  The Subscriber is acquiring the Interest for its own account for investment only, and not with a view to any distribution thereof in violation of the Securities Act, or any other applicable domestic or foreign securities law, and the Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution.

(l)            No Registration of Interest; Limitations on Transfer.  The Subscriber acknowledges that, based in part upon its representations and warranties contained in this Agreement and in reliance upon applicable federal and state exemptions, no Interest in the Fund acquired by the Subscriber has been or will be registered under the Securities Act or the securities laws of any domestic or foreign jurisdiction.  The Subscriber understands that the Fund is under no obligation to register the Interests on the Subscriber’s behalf or to assist it in complying with any exemption from such registration under the Securities Act.  Accordingly, no Interest may be transferred, offered or sold unless the Interests are registered under the Securities Act and any applicable state and foreign securities laws or exemptions from such registration requirements are available.  In addition, the Subscriber understands that sales or transfers of the Interests are further restricted by the provisions of the Partnership Agreement.  The Subscriber hereby agrees that it will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Interest (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Interest) except in accordance with the registration provisions of the Securities Act and the securities laws of any other applicable domestic or foreign jurisdiction, or available exemptions from such registration provisions, and the terms of the Partnership Agreement.

(m)           Registered Investment Company.  The Subscriber understands that the Fund is registered as an investment company under the Investment Company Act as a closed-end, non-diversified management investment company, and, as such, the Fund must comply with the requirements of the Investment Company Act.

(n)            (Please check each applicable box in this section.) The Subscriber is an “accredited investor” because the Subscriber is:

❑
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act, or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

❑	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

❑
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

❑	A director, executive officer, or general partner of the issuer of the securities being offered or sold, or a director, executive officer, or general partner of a general partner of that issuer.

❑	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000.

❑
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

❑
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

❑	A trust which is revocable by the grantors thereof in which all of the benefits of investments made by the Trust pass through to the grantors and all of the grantors are accredited investors.

❑	An entity in which all of the equity owners are accredited investors (as defined above).

(o)            Investment Company Act.  If the Subscriber is a natural person, please skip this section and continue with Section (o).  If the Subscriber is not a natural person, please complete each portion of this section.

(i)           You must check one of the following two boxes:

❑	The Subscriber was not formed, organized, reorganized, capitalized or recapitalized for the purpose of making an investment in the Fund.

❑
The Subscriber is unable to so represent.  The number of beneficial owners of the Subscriber is: __________________. The Subscriber warrants that it will promptly notify the General Partner in writing of any changes to the number of beneficial owners at any time during the Subscriber’s investment in the Fund.)

(ii)           You must check one of the following two boxes:

❑	The Subscriber’s Capital Contribution does not exceed 40% of its total assets and does not exceed 40% of its committed capital.

❑
The Subscriber is unable to so represent.  The number of beneficial owners of the Subscriber is: __________________.  The Subscriber warrants that it will promptly notify the General Partner in writing of any changes to the number of beneficial owners at any time during the Subscriber’s investment in the Fund.)

(iii)            You must check one of the following two boxes:

❑
The shareholders, partners, members or other beneficial owners of the Subscriber (including plan participants if the Subscriber is an employee benefit or pension plan) do not, and will not, have individual discretion as to their participation in particular investments made by the Subscriber.

❑
The Subscriber is unable to so represent.  The number of beneficial owners of the Subscriber is: __________________. The Subscriber warrants that it will promptly notify the General Partner in writing of any changes to the number of beneficial owners at any time during the Subscriber’s investment in the Fund.)

(iv)
The Subscriber is a participant-directed defined contribution plan, (please check this box if appropriate) ❑.  Each participant directing an investment in the Fund is an accredited investor under Regulation D (please check this box if appropriate).  ❑

(p)            ERISA.  The Subscriber is/is not a “benefit plan investor” within the meaning of the Department of Labor plan asset regulations (29 CFR §2510.3-101(f)(2) (as modified by Section 3(42) of ERISA)), as indicated by marking one of the following boxes:

❑            is a benefit plan investor

❑            is not a benefit plan investor

For purposes of illustration, “benefit plan investors” include pension plans, profit-sharing plans, or other “employee benefit plans” subject to part 4 of subtitle B of Title I of ERISA, and plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  “Benefit plan investors” also include simplified employee pension plans, KEOGH plans and individual retirement accounts.  “Benefit plan investors” also include entities deemed under Department of Labor regulations to hold “plan assets” due to investments made in the entity by such employee benefit plans and other plans.

If the Subscriber is, or is acting on behalf of, an employee benefit plan which is subject to ERISA (a “Plan”):  (i) the Plan, and any fiduciaries responsible for the Plan’s investments, are aware of and understand the Fund’s investment objectives, policies and strategies and the decision to invest the Plan’s assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Plan including the diversification requirements of Section 404(a)(1)(c)(3) of ERISA; (ii) the decision to invest the Plan’s assets in the Fund is a prudent one and is consistent with the responsibilities imposed upon the Plan’s fiduciaries with regard to their investment decisions under ERISA; (iii) the fiduciary or other person signing this Agreement is independent of the Fund, the General Partner and each of their respective affiliates; and (iv) this subscription and the investment contemplated hereby is in accordance with all requirements applicable to the Plan under its governing instruments and under ERISA and is consistent with the fiduciary’s responsibilities under ERISA.

Tax Year.  The Subscriber’s tax year ends on:

❑            December 31

❑            Other ___________________________________________
(please specify)

(q)           Foreign/Non-Foreign Status.  The Subscriber represents that it is (please check one).

❑            a U.S. individual and hereby certifies that it is not a non-resident alien for purposes of income taxation (as such term is defined in the Code, and U.S. Department of Treasury Regulations).

❑            a U.S. entity and hereby certifies that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and U.S. Department of Treasury Regulations).

❑            a foreign individual or entity and hereby certifies that it is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and U.S. Department of Treasury Regulations).

(r)           Anti-Money Laundering Policy.  The Subscriber hereby acknowledges that the Fund seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, the Subscriber hereby represents, warrants and agrees that:

(i)
The amounts contributed by it to the Fund were not and are not directly or indirectly derived from activities that contravene U.S. federal or state laws or regulations and international laws and regulations, including anti-money laundering laws and regulations, and the proceeds from the Subscriber’s investment in the Fund will not be used to finance any illegal activities;

(ii)
Neither it, nor any person controlling, controlled by, or under common control with it, nor any person having a beneficial interest in it, is an individual, organization, or entity listed on the List of Specially Designated Nationals and Blocked Persons (the “OFAC Control List”) maintained by the U.S. Office of Foreign Assets Control (“OFAC”), and it is not investing and will not invest in the Fund on behalf of or for the benefit of any individual, organization, or entity listed on the OFAC Control List.

The Subscriber acknowledges that, if, following its subscription in the Fund, the General Partner and the Administrator reasonably believe that the Subscriber is listed on the OFAC Control List or has otherwise breached its representations and covenants as to its identity, the Fund may be obligated to block the Subscriber’s investment in accordance with applicable law, and the Subscriber shall have no claim against the Fund, the General Partner or the Administrator for any form of damages as a result of blocking the investment.

(iii)
If the Subscriber is a “fund of funds” or an entity that invests on behalf of others, the Subscriber, in addition to and not by way of limiting the foregoing, represents and certifies that it is aware of the requirements of the USA PATRIOT Act of 2001, and rules and regulations promulgated thereunder and other applicable anti-money laundering measures in any jurisdiction (collectively, the “AML Rules”) and that it has adopted anti-money laundering policies and procedures in place reasonably designed to verify the identity of its beneficial owners or underlying subscribers, as the case may be, and their respective sources of funds.  Such policies and procedures are properly enforced and are consistent with such AML Rules.  The Subscriber represents and certifies that to the best of its knowledge, the beneficial owners or Subscribers, as the case may be, are not individuals, entities, or countries that may subject the Fund or any of its affiliates to criminal or civil violations of any AML Rules.  The Subscriber acknowledges that it is to furnish a copy of its anti-money laundering policies and procedures to the Fund when requested.  Among its other obligations hereunder, the Subscriber agrees to promptly notify the Fund if the foregoing representations and certifications become inaccurate.

(iv)
The Subscriber represents that:  (a) it is not a Senior Foreign Political Figure[6], a member of a Senior Foreign Political Figure’s Immediate Family[7], and/or any Close Associate[8] of a Senior Foreign Political Figure residing in a non-cooperative country or territory or a jurisdiction that has been designated by the Secretary of the U.S. Treasury as warranting special measures due to primary money laundering concerns; (b) it is not a former Senior Foreign Political Figure residing in a non-cooperative country or territory or a jurisdiction that has been designated by the Secretary of the U.S. Treasury as warranting special measures due to primary money laundering concerns; (c) it is not a resident, or organized or chartered under the laws, of a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 and 312 of the USA PATRIOT Act of 2001 as warranting special measures due to primary money laundering concerns; (d) it is not a Foreign Shell Bank as the term is defined in the USA PATRIOT Act of 2001; and (e) its subscription funds do not originate from, nor will they be routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,”[9] or a bank organized or charted under the laws of a jurisdiction deemed to be a non-cooperative country or territory (“NCCT”)[10].

____________________
6 The term “senior foreign political figure” is defined to mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation.
7  The term “immediate family” is defined to mean the parents, siblings, spouse, children and in-laws of a senior foreign political figure.
8  The term close associate” is defined to mean a person who is widely and publicly known to maintain an unusually close relationship with a senior foreign political figure.
9  The term “offshore bank” refers to a foreign bank that is barred, pursuant to its banking license, from conducting banking activities with the citizens of, or with the local currency of, the country that issued the license.
10  The Financial Action Task Force on Money Laundering (“FATF”) has designated certain countries or territories as NCCTs.  The list of countries or territories deemed to be NCCTS is available at: http://www1.oecd.org/fatf.

The Subscriber agrees to provide to the General Partner any additional information regarding the Subscriber that the General Partner deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities.  The Subscriber acknowledges that (x) additional subscriptions by the Subscriber may be refused and/or (y) requests for withdrawals may be delayed or declined if the General Partner and/or the Administrator reasonably believe they do not have satisfactory evidence of the Subscriber’s identity.  The Subscriber understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the General Partner may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to, segregation and/or redemption of the Subscriber’s investment in the Fund.  The Subscriber further understands that the Fund or the General Partner may release confidential information about the Subscriber and, if applicable, any underlying beneficial owners, to proper authorities if the General Partner, in its sole discretion, determines that it is in the best interests of the Fund in light of relevant anti-money laundering rules and regulations.

(s)           Indemnification Against Public Policy.  The Subscriber understands that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Fund pursuant to the Partnership Agreement or this Agreement, the Fund has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

(t)           Ability to Disclose Subscriber’s Confidential Information.  The Subscriber understands and agrees that the General Partner and the Fund may release and disclose to proper governmental authorities confidential information about the Subscriber and, if applicable, its directors, officers and beneficial owners if the General Partner is required to do so by applicable law, rule, regulation, subpoena or court order or if the General Partner believes it is in the best interest of the Fund in light of the AML Rules.

(u)           Confidential Information.  The Subscriber acknowledges that it may receive or have access to confidential proprietary information concerning the Fund, including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like (collectively, “Confidential Information”), which is proprietary in nature and non-public.  The Subscriber agrees that it shall not disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Fund, and except as otherwise required by any regulatory authority, law or regulation, or by legal process.  Furthermore, the Subscriber has not reproduced, duplicated or delivered the Memorandum or this Agreement to any other person, except professional advisers to the Subscriber or as permitted by the General Partner.  Notwithstanding the foregoing, the Subscriber (and each employee, representative or other agent of the Subscriber) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of (1) the Fund and (2) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Subscriber relating to such tax treatment and tax structure.

(v)           Additional Capital Contributions.  Except as modified by any schedule of exceptions provided at the time the offer is made, any offer to purchase additional Interests that the Subscriber may make after becoming a Limited Partner shall be deemed to have been made subject to all of the terms and conditions of this Agreement, and the Subscriber shall be deemed at the time that the Fund accepts each additional subscription to have reaffirmed all of the representations, warranties and agreements herein for the benefit of the Fund, the General Partner and their respective Affiliates.

(w)           New Issue Representation.  The Subscriber understands and agrees that the Fund will be relying on the accuracy and completeness of the Subscriber’s responses to the Financial Industry Regulatory Authority (“FINRA”) New Issue Questionnaire contained herein for the purposes of determining whether the Subscriber (or, if the Subscriber is subscribing as a nominee, the investor that the Subscriber is subscribing as nominee on behalf of) falls within the proscription of the FINRA Rule 5130, as the same may be amended, supplemented or replaced from time to time (the “FINRA Rule”) and is therefore precluded from participating in “new issues” pursuant to the FINRA Rule.  The Subscriber further represents that all answers set forth in the New Issue Questionnaire contained herein are accurate and that the Subscriber will notify the Fund if at any time such answers cease to be accurate.

(x)           Legal Counsel Does Not Represent Subscriber.  The Subscriber understands that Cipperman & Company LLC (U.S. law) acts as counsel to the Fund and as counsel to the General Partner and Adviser and their respective affiliates.  The Subscriber also understands that, in connection with this offering of Interests and subsequent advice to the Fund, Cipperman & Company LLC will not be representing the Subscribers in the Fund, including the Subscriber, and no independent counsel has been retained to represent the Subscribers in the Fund.

2.2                      Effect and Time of Representations.  The Subscriber’s representations and warranties set forth in this Agreement are true, and have been complied with, as of the date of the Subscriber’s execution of this Agreement and shall be true and correct as of the Subscriber’s admission to the Fund as a Limited Partner.  The Subscriber acknowledges that the Fund and each Partner thereof have relied and will rely upon the representations and warranties of the Subscriber set forth in this Agreement, and that all such representations and warranties shall, if the Subscriber consists of more than one person, be the joint and several obligation of each such person and shall survive the execution and delivery of the Subscriber Agreements and the issue and sale of the Interest, notwithstanding any knowledge on the part of the Fund or the General Partner of any breach of any such representation or warranty.  The Subscriber hereby agrees to indemnify and hold harmless the Fund, the General Partner, and their respective affiliates, together with the directors, officers and employees of each of the foregoing, from and against any and all claims, damages and liabilities (including without limitation reasonable attorney fees) resulting from, arising out of or relating to (x) any breach of any representation or warranty contained in this Article II or (y) breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber in this Agreement or in any other document furnished by the Subscriber to any of the foregoing parties in connection with this transaction.

2.3                      Tender Offers.  The Subscriber acknowledges that it will not be able to redeem its Interests, although at the Board’s sole discretion, the Fund may from time to time repurchase Interests pursuant to tender offers.

2.4                      Form ADV.  The Subscriber acknowledges that it was provided with the Adviser’s Form ADV Part II at least forty-eight (48) hours prior to the subscription.

2.5                      Electronic Communications.  The Fund, the General Partner or the Administrator may provide to the Subscriber (or the Subscriber's designated agents) statements, reports and other communications relating to the Fund or the Subscriber's investment in the Fund in electronic form, such as e-mail, and the Subscriber consents to receive statements, reports and other communications regarding the Fund and the Subscriber's investment in the Fund (including capital account information, subscription activity, annual and other updates of the Adviser's Form ADV) exclusively in electronic form without separate mailing of paper copies or in addition to separate mailing of paper copies.

By consenting, the Subscriber also acknowledges that e-mails from the Fund, the General Partner or the Administrator may be accessed by recipients other than the Subscriber and may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient, may contain computer viruses or other defects and may not be successfully replicated on other systems.  The Fund, the General Partner and the Administrator each give no warranties in relation to these matters.  The Fund, the General Partner and the Administrator each reserves the right to intercept, monitor and retain e-mail messages to and from its system as permitted by applicable law.  If the Subscriber has any doubts about the authenticity of an e-mail purportedly sent by the Fund, the General Partner or the Administrator, the Subscriber acknowledges that it should contact the purported sender immediately.

ARTICLE III

POWER OF ATTORNEY

3.1           Power of Attorney.  The Subscriber hereby constitutes and appoints the General Partner, with full power of substitution and re-substitution, as the Subscriber’s true and lawful attorney-in-fact, with full power and authority in the Subscriber’s name, place and stead to make, execute, deliver, acknowledge, publish, file and swear to in the execution, delivery, acknowledgment, filing and/or recording of:

(a)            the Partnership Agreement, and any amendments thereto as may be required to effect:  admission of additional Partners pursuant to Article II; assignment or transfers of Interests pursuant to Article IV; additional capital contributions pursuant to Article V; or withdrawal of Partners pursuant to Article IV.

(b)            the Fund’s Certificate of Limited Partnership required under the laws of the State of Delaware or the laws of any other jurisdiction in which such Certificate is required to be filed and any amendments thereto or cancellation thereof;

(c)            any certificates, instruments and documents, including without limitation, fictitious name certificates, as may be required by, or may be appropriate under, the laws of the United States of America, the laws of the State of Delaware or any other state or jurisdiction in which the Fund is doing or intends to do business;

(d)            any other instrument which may be required to be filed by the Fund under the laws of any jurisdiction or by any governmental agency, or which such attorney-in-fact deems advisable to file; and

(e)            any documents which may be required to effect the admission of a successor to the General Partner, a substitute Partner, or the dissolution and termination of the Fund, in accordance with the terms of the Partnership Agreement.

3.2           Irrevocability; Survivability.  The foregoing grant of authority:

(a)            is a Special Power of Attorney coupled with an interest and is irrevocable;

(b)            may be exercised by such attorney-in-fact for the Subscriber, and the Subscriber’s name shall be listed in the instrument as a Limited Partner; and

(c)            shall survive the Subscriber’s delivery of an assignment of the Interest except that where the assignee thereof has been approved by the General Partner for admission to the Fund as a substitute Partner as provided for in Article IV of the Partnership Agreement, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any instrument necessary to effect such substitution.

3.3           Binding Effect; Waiver of Defenses; Ratification.  The Subscriber hereby agrees to be bound by all the representations of the Subscriber’s attorney-in-fact and waives any and all defenses which may be available to the Subscriber to contest, negate or disaffirm the actions of such attorney-in-fact under this Power of Attorney, and hereby ratifies and confirms all acts which said attorney-in-fact may take as attorney-in-fact hereunder in all respects as though performed by the Subscriber.

3.4           Conflicts with Partnership Agreement.  In the event of any conflict between the provisions of the Partnership Agreement and any document executed or filed by the attorney-in-fact pursuant to this Power of Attorney, the Partnership Agreement shall govern.

ARTICLE IV

MISCELLANEOUS

4.1           Notices.  Any notice, request, demand or other communication required by or permitted to be given in connection with this Agreement shall be in writing, except as expressly otherwise permitted herein, and shall be delivered in person, sent by first class mail (e.g., postage prepaid and either certified or registered), sent by facsimile or similar means of communication, or delivered by a courier service (charges prepaid), to the respective party at its address as set forth on the signature page to this Agreement.  Each party may change its address by notifying each other party of such change in accordance with the provisions of this Section 4.1.  Any such notice, request, demand or other communication shall be deemed to be given (a) when received, if personally delivered; (b) if mailed, on the third business day after it is deposited in the United States mail, properly addressed, with proper postage affixed; (c) if sent by facsimile or similar device, when electronically confirmed; and (d) if sent by courier service, 24 hours after shipped by such courier service; provided, however, that any notice to the Fund shall be effective only if and when received by the General Partner.

4.2           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.  The parties hereby consent to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal or state court located in Dover, Delaware for any action arising out of this Agreement.

4.3           Binding Effect, and Severability.  The Subscriber may not assign any of its rights or obligations under this Agreement without the prior written consent of the General Partner.  This Agreement and the rights and obligations set forth herein shall be binding upon, and shall inure to the benefit of, the Subscriber, the Fund and the General Partner, and their respective successors and permitted assigns.  If any provision of this Agreement, or the application of such provision to any circumstance, shall be invalid under the laws of the applicable jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby.

4.4           Entire Agreement.  This Agreement, including the appendices hereto, constitutes the entire agreement, and supersedes all prior agreements or understandings, among the parties hereto with respect to the subject matter hereof.

4.5           Counterparts.  This Agreement may be executed in one or more separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[The remainder of this page is intentionally left blank.  Signature page follows.]

THE SUBSCRIBER ACKNOWLEDGES HAVING READ THE PARTNERSHIP AGREEMENT IN ITS ENTIRETY BEFORE SIGNING THIS AGREEMENT, INCLUDING THE PREDISPUTE ARBITRATION CLAUSE IN ARTICLE VIII THEREIN.  BY SIGNING BELOW, THE SUBSCRIBER FURTHER ACKNOWLEDGES RECEIPT OF A COPY OF THE PARTNERSHIP AGREEMENT AND BY EXECUTING THIS AGREEMENT, A COUNTERPART SIGNATURE PAGE TO THE PARTNERSHIP AGREEMENT SHALL BE DEEMED TO BE EXECUTED.

           IN WITNESS WHEREOF, the Subscriber has executed this Agreement as of the date set forth below.

_______________________________________
(Type or Print Name of Subscriber)
Capital Contribution:	By: __________________________________
Name: ________________________________
Title: _________________________________
$______________________________	Date: _________________________________

Residence Address or Principal Place of Business	Mailing Address if different:

Telephone Number: _______________________	Telephone Number: _______________________
Facsimile Number: ________________________	Facsimile Number: ________________________
Personal E-Mail: __________________________	Personal E-Mail: __________________________
Social Security /	Social Security /
Tax ID Number: ___________________________	Tax ID Number: ___________________________

Type of Investor - Please check one:
      Individual
      Tenants in Common
      Joint Tenants
      Partnership
      Corporation
      Limited Liability Company
      Trust
      Foundation
      Endowment
      Employee Benefit Plan
      Individual Retirement Plan
      Keogh Plan
      Other - Specify: __________

Signature Page to Subscription Agreement

Nationality: _____________________

Date of Birth: ___________________
(if Natural Person)

Jurisdiction of Incorporation: __________________
(if Entity)

If applicable, please indicate the basis on which the Subscriber is exempt from U.S. federal income taxation and please attach to this Agreement applicable written evidence of the tax-exempt status for purposes of U.S. federal income taxation of the Subscriber:

* * * * * * * * * * * * * * * * * * * * * * *

For Fund Use Only

Do not write below this point

This section to be filled out by General Partner

Accepted as of _____________________

PERSIMMON GROWTH PARTNERS FUND, L.P.

By:  Persimmon GP, LLC,
its General Partner

By:  ___________________________________
Name:  _________________________________
Title:  __________________________________

Signature Page to Subscription Agreement

SET 1 OF 2

PERSIMMON GROWTH PARTNERS FUND, L.P.

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

LIMITED PARTNER SIGNATURE PAGE

           By its signature below, the undersigned hereby agrees that effective as of the date of its admission to Persimmon Growth Partners Fund, L.P. as a Limited Partner it shall (i) be bound by each and every term and provision of the Amended and Restated Limited Partnership Agreement of Persimmon Growth Partners Fund, L.P., as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, and (ii) become and be a party to said Amended and Restated Limited Partnership Agreement of Persimmon Growth Partners Fund, L.P.

_________________________________
(Type Name)

__________________________________
(Signature)

___________________________________
(Representative capacity, if any)

___________________________________
Date

Signature Page to Amended and Restated Limited Partnership Agreement

SET 2 OF 2

PERSIMMON GROWTH PARTNERS FUND, L.P.

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

LIMITED PARTNER SIGNATURE PAGE

           By its signature below, the undersigned hereby agrees that effective as of the date of its admission to Persimmon Growth Partners Fund, L.P. as a Limited Partner it shall (i) be bound by each and every term and provision of the Amended and Restated Limited Partnership Agreement of Persimmon Growth Partners Fund, L.P., as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, and (ii) become and be a party to said Amended and Restated Limited Partnership Agreement of Persimmon Growth Partners Fund, L.P.

_________________________________
(Type Name)

__________________________________
(Signature)

___________________________________
(Representative capacity, if any)

___________________________________
Date

Signature Page to Amended and Restated Limited Partnership Agreement

EXHIBIT A

PLEASE GIVE THIS LETTER TO YOUR FINANCIAL INSTITUTION AND HAVE THEM RETURN IT TO THE GENERAL PARTNER AT THE SAME TIME THAT THE SUBSCRIPTION MONIES ARE WIRED.

SAMPLE LETTER

[to be placed on letterhead of the financial institution remitting payment]

Date

Via mail and facsimile

Persimmon GP, LLC
c/o JD Clark & Company
2225 Washington Boulevard
Suite 300
Ogden, Utah 84401
Telephone:  (801) 737-4000
Facsimile:  (801) 737-8080

Dear Sirs:

RE: Persimmon Growth Partners Fund, L.P. (the “Fund”)

1.	Name of Remitting Financial Institution:
2.           Address of Remitting Financial Institution:
3.           Name under which the account is held
4.           Name of Customer:
5.           Address of Customer:
6.	We have credited your account at [Bank], Account Number [number] for [amount] by order of [Customer] on [date].

The above information is given in strictest confidence for your own use only and without any guarantee, responsibility or liability on the part of this institution or its officials.

Yours faithfully,

Signed:  _________________________________________

Full Name:  ______________________________________

Position:  ________________________________________

Exhibit A